EXHIBIT 5.4

June 6, 2008

CONSENT OF ENGINEER

Re: Enterra Energy Trust (the "Trust") - Registration Statement on Form F-10

We hereby consent to the use of and reference to our name and our report[s], and the inclusion and incorporation by reference of information derived from our report[s] evaluating a portion of the Trust's petroleum and natural gas reserves as at December 31, 2007, in the registration statement on Form F-10 of the Trust (the "Registration Statement"),

We also consent to the references to us under the heading "Experts" in the Registration Statement.

Sincerely,

John P. Seidle

Vice President

MHA Petroleum Consultants

Denver, Colorado, USA

June 6, 2008